                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Northeast Utilities, Inc
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                            Northeast Utilities, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

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

[LOGO] NORTHEAST LOGO

         ------------------------------------------------------------
                      2002 ANNUAL MEETING OF SHAREHOLDERS
         ------------------------------------------------------------

Dear Shareholder:

    It is my pleasure to invite you to attend the 2002 Annual Meeting of Shareholders of Northeast Utilities on Tuesday, May 14, 2002, at 10:30 a.m., at The Event Center at C.R. Sparks, Bedford, New Hampshire (directions are on the reverse side).

    Information concerning the matters to be acted upon at the meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of Northeast Utilities system companies and a question and answer period.

    Whether or not you plan to attend the meeting, it is important that you complete, date, sign and return your proxy in the enclosed envelope as soon as possible. This will ensure that your shares will be represented at the meeting in accordance with your wishes.

    On behalf of your Board of Trustees, thank you for your continued support and interest in Northeast Utilities.

                                          Very truly yours,

                                          /s/ MICHAEL G MORRIS
                                          Michael G. Morris
                                          Chairman of the Board, President and
                                          Chief Executive Officer

March 25, 2002

                                  [MAP] BEDFORD

From I-93 (coming from the South; e.g. Boston / Andover / Salem):
Pass New Hampshire, Exit #5. Take left Exit onto I-293 North. Cross bridge over Merrimack River and stay left, continue on 101 West. Pass Everett Turnpike Exit "Toll Road"--DO NOT TAKE THIS EXIT! Take next Exit, Route 3 (Daniel Webster Highway). Turn left at light--Macy's is directly in front of you. Follow road to first light, then turn left onto Kilton Road. C.R. Sparks Restaurant is on your left.

From I-93 (coming from the North; e.g. Concord / Bow / I-89):
Take I-93 South to I-293 South. Take Exit 101 West. Take next immediate Exit, Route 3 (Daniel Webster Highway). Turn left at light--Macy's is directly in front of you. Follow road to first light, then turn left onto Kilton Road. C.R. Sparks Restaurant is on your left.

From Route 3 South/Daniel Webster Highway (coming from the South; e.g.
Merrimack):
Follow Route 3 until you pass under Route 101. Pass light at Macy's. Go to next light, then turn left onto Kilton Road. C.R. Sparks Restaurant is on your left.

From Route 101 West (coming from the West; e.g. Bedford Center / Goffstown):
Take Route 101 East. Exit at Route 3 (Daniel Webster Highway) to Meetinghouse Road. Bear left and follow to light. Turn left, pass Macy's. Go to next light, then turn left onto Kilton Road. C.R. Sparks Restaurant is on your left.

From the Everett Turnpike (coming from the South; e.g. Merrimack / Nashua / Massachusetts):
Pass Bedford Toll. Take 2nd Exit, 101 West (Bedford/Milford). Pass Everett Turnpike Exit "Toll Road"--DO NOT TAKE THIS EXIT! Take next Exit, Route 3 (Daniel Webster Highway). Turn left at light--Macy's is directly in front of you. Follow road to first light, then turn left onto Kilton Road. C.R. Sparks Restaurant is on your left.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held on May 14, 2002

To the Shareholders of Northeast Utilities:

    The Annual Meeting of Shareholders of Northeast Utilities will be held on Tuesday, May 14, 2002, at 10:30 a.m., at The Event Center, Bedford, New Hampshire, for the following purposes:

    1.  To elect Trustees for the ensuing year;

    2. To ratify the selection of Deloitte & Touche LLP as independent auditors for 2002; and

    3. To transact any other business that may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 15, 2002 are entitled to receive notice of and to vote at the meeting or any adjournment thereof. You are cordially invited to be present at the meeting and to vote. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the envelope enclosed for that purpose.

                                          By order of the Board of Trustees,

                                          /s/ GREGORY BUTLER
107 Selden Street                     Gregory B. Butler
Berlin, Connecticut                   Vice President, Secretary
                                      and General Counsel
Mailing Address:
    Post Office Box 270
    Hartford, Connecticut
06141-0270
March 25, 2002

--------------------------------------------------------------------------------

                                   IMPORTANT

    Shareholders can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the Annual Meeting by promptly returning the enclosed proxy. The enclosed envelope requires no postage, if mailed in the United States.

--------------------------------------------------------------------------------

                                PROXY STATEMENT

    The accompanying proxy is solicited on behalf of the Board of Trustees of Northeast Utilities for use at the Annual Meeting of Shareholders to be held on May 14, 2002, and at any adjournment thereof.

    Please read this proxy statement and fill in, date, sign and return the enclosed form of proxy. The proxy may be revoked at any time before it is voted by filing a letter with the Secretary of Northeast Utilities or by a duly executed proxy card bearing a later date. Properly executed proxies not revoked will be voted according to their terms.

    Only holders of common shares of record at the close of business on March 15, 2002 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On the record date, there were 133,672,283 common shares outstanding. Each such share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders.

    The principal office of Northeast Utilities is located at 174 Brush Hill Avenue, West Springfield, Massachusetts. The general offices of Northeast Utilities and its subsidiaries are located at 107 Selden Street, Berlin, Connecticut (mailing address: Post Office Box 270, Hartford, Connecticut 06141-0270). This proxy statement and the accompanying proxy card are being mailed to shareholders commencing March 25, 2002.

    An affirmative vote of a majority of the common shares outstanding as of the record date will be required to elect the nominees named below.

                            1. ELECTION OF TRUSTEES

    Unless a shareholder specifies otherwise, the enclosed proxy will be voted to elect the nominees named below as Trustees to serve until the next Annual Meeting and until their successors have been elected and shall have qualified. Each nominee has been previously elected as a Trustee by shareholders and is currently serving as a Trustee except for Messrs. Richard H. Booth and James F. Cordes, who were elected to the Board in 2001 to fill vacancies. Mr. William J. Pape II, who was first elected a Trustee by shareholders in 1974, retired from the Board in 2001 and is not a candidate for re-election. Mr. John F. Turner, who was first elected a Trustee by shareholders in 1995, resigned from the Board in 2001 to accept a position with the Federal government.

    If one or more of the nominees should become unavailable for election, the proxy may be voted for a substitute person or persons, but not more than the nominees proposed. In accordance with Northeast Utilities' Declaration of Trust, the number of Trustee positions will continue to be thirteen, as set by the shareholders in 2000, in order to afford the Board of Trustees flexibility to add targeted expertise as appropriate between Annual Meetings of Shareholders.

    The Board of Trustees recommends that shareholders vote FOR election of the nominees listed below.

    Set forth below is each nominee's name, age, date first elected as a Trustee, and a brief summary of the nominee's business experience during the past five years.

[PHOTO]       RICHARD H. BOOTH
              (55 years) 2001
RICHARD BOOTH
              President and Chief Executive Officer and a Director of HSB Group, Inc.
              and Chairman, President and Chief Executive Officer and a Director of
              Hartford Steam Boiler Inspection & Insurance Company since January
              2000. From 1994 until 2000, Executive Vice President and a Director of
              Phoenix Home Life Mutual Insurance Company. Mr. Booth is a Director of
              CuraGen Corporation, 454 Corporation, and Aberdeen American Monthly
              Income Trust Limited. He is a member of the Boards of St. Francis Hospital, the Connecticut Business and Industry Association and the Greater
              Hartford Arts Council as well as the Governor's Council on Economic
              Competitiveness and Technology and an executive committee member of the World Affairs Council. He is a member of the American Institute of
              Certified Public Accountants, the Connecticut Society of CPAs, the Hartford
              Society of Financial Analysts, the Hartford Chapter of the American Society
              of Chartered Life Underwriters and the Financial Analysts Federation.
[PHOTO]       COTTON MATHER CLEVELAND
              (49 years) 1992
COTTON
MATHER        President of Mather Associates, New London, New Hampshire (a firm
CLEVELAND     specializing in leadership and organizational development for corporate and nonprofit organizations). From 1991 until 1998, founding Executive Director of Leadership New Hampshire. Ms. Cleveland is a Director of The National
              Grange Mutual Insurance Company and of the Ledyard National Bank and
              serves on the Board of the New Hampshire Center for Public Policy. She is
              the moderator of the Town of New London, New Hampshire. She has served on the University System of New Hampshire Board of Trustees as
              Chair, Vice Chair and a member and served on the Bank of Ireland First
              Holdings Board of Directors from 1986 to 1996. She was formerly Co-Chair of the Governor's Commission on New Hampshire in the 21st Century and
              an Incorporator for the New Hampshire Charitable Foundation.
[PHOTO]       SANFORD CLOUD, JR.
              (57 years) 2000
SANFORD
              President and Chief Executive Officer of The National Conference for
              Community and Justice, New York, New York. From 1993 to 1994, he was
              a partner in the law firm of Robinson and Cole, Hartford, Connecticut.
              Previously Vice President of Aetna Life and Casualty Company and served for two terms as a state senator of Connecticut. Mr. Cloud is a Director of
              The Phoenix Companies, Inc. and Tenet Healthcare Corporation and
              Chairman of the Board of Ironbridge Mezzanine Fund, L.P.

[PHOTO]      JAMES F. CORDES
             (61 years) 2001
JAMES CORDES
             Formerly Executive Vice President of The Coastal Corporation and
             President of the Natural Gas Group of The Coastal Corporation (retired
             1997). Mr. Cordes was responsible for Coastal's interstate and intrastate natural gas pipelines and storage facilities, natural gas and electricity marketing and risk management activities. He joined American Natural
             Resources Company, headquartered in Detroit, in 1977 after twelve years with Northern Natural Gas Corporation. He was elected President of ANR
             Pipeline in 1983 and was named President of American Natural Resources
             Company in 1985. He was elected Senior Vice President and a Director of
             The Coastal Corporation after its merger with ANR in 1985. He was named
             Executive Vice President of Coastal in 1986. Mr. Cordes is also a Director of Comerica Incorporated and Comerica Bank, Texas, and has served as a
             Director and member of the Executive Committees of the Houston
             Symphony and the Detroit Symphony. He is a past chairman of the
             Interstate Natural Gas Association of America and has served as a Director and member of the Executive Committee of the American Gas Association.
[PHOTO]      E. GAIL DE PLANQUE
             (57 years) 1995
E GAIL
DE PLANQUE   President, Strategy Matters, Inc., and Director, Energy Strategies
             Consultancy, Ltd. From 1991 to 1995, Dr. de Planque was a Commissioner
             with the United States Nuclear Regulatory Commission. In 1967, Dr. de
             Planque joined the Health and Safety Laboratory of the United States
             Atomic Energy Commission. She served at the Laboratory, now known as the Environmental Measurements Laboratory, until December 1991, as
             Deputy Director beginning in 1982 and as Director in 1987. Dr. de Planque is a Fellow and past President of the American Nuclear Society, a member of the National Academy of Engineering and the National Council on
             Radiation Protection and Measurements, a Director of British Nuclear
             Fuels, plc., a Director of British Nuclear Fuels, Inc. and a Director of
             Landauer, Inc. She is a member of the Texas Utilities Electric Operations
             Review Committee; the Diablo Canyon Independent Safety Committee; the
             External Advisory Committee, Amarillo National Resource Center for
             Plutonium; the visiting Committee for the Department of Nuclear
             Engineering, Massachusetts Institute of Technology; and a consultant to the
             United Nation's International Atomic Energy Agency.

[PHOTO]          JOHN H. FORSGREN
                 (55 years) 2000
JOHN FORSGREN
                 Vice Chairman of NU since May 2001 and Executive Vice President and Chief Financial Officer of NU since February 1996. Previously
                 Managing Director of the Chase Manhattan Bank from 1995 to 1996 and Senior Vice President of The Walt Disney Company from 1990 to
                 1994. Mr. Forsgren is a Director of NEON Communications, Inc. and
                 The Circle Trust Company and a member of the Board of Regents of
                 Georgetown University.
[PHOTO]          RAYMOND L. GOLDEN
                 (64 years) 1999
RAYMOND GOLDEN
                 Independent Consultant. Previously served as Chairman Emeritus of
                 BT Wolfensohn, New York, New York, a business unit of BT Alex Brown
                 Incorporated. From August 1996 to December 1997, he was Chairman
                 of BT Wolfensohn. Prior to that, he served as President of Wolfensohn
                 & Company. Mr. Golden serves as a Trustee on the National Wildlife
                 Federation Endowment and the Board of the Jewish Federation of Palm
                 Beach County, Florida.
[PHOTO]          ELIZABETH T. KENNAN
                 (64 years) 1980
ELIZABETH KENNAN
                 President Emeritus of Mount Holyoke College, South Hadley,
                 Massachusetts. Previously President of Mount Holyoke College. Dr.
                 Kennan is a Director of The Putnam Funds and Talbots. She is a
                 member of the Trustees of the Reservations, the Board of Centre
                 College and is Chairman of Cambus Kenneth Bloodstock, Inc.
[PHOTO]          MICHAEL G. MORRIS
                 (55 years) 1997
MICHEAL MORRIS
                 Chairman of the Board, President and Chief Executive Officer of NU.
                 Previously President and Chief Executive Officer of Consumers Power
                 Company from 1994 to 1997 and Executive Vice President and Chief
                 Operating Officer of Consumers Power Company from 1992 to 1994.
                 Mr. Morris is a Director of the Institute of Nuclear Power Operations, the
                 Nuclear Energy Institute, the Edison Electric Institute, the Association
                 of Edison Illuminating Companies, the American Gas Association,
                 Nuclear Electric Insurance Limited, Connecticut Business & Industry
                 Association, the Webster Financial Corporation, and the Spinnaker
                 Exploration Co. Mr. Morris is also a Regent of Eastern Michigan
                 University.

[PHOTO]           ROBERT E. PATRICELLI
                  (62 years) 1993
ROBERT PATRICELLI
                  Chairman, President and Chief Executive Officer of Women's Health
                  USA, Inc. (provides women's health care services), and of Evolution
                  Health, LLC (provides employee benefit services), both of Avon,
                  Connecticut. From 1987 to 1997, he was Chairman, President and
                  Chief Executive Officer of Value Health, Inc., Avon, Connecticut.
                  Previously Executive Vice President of CIGNA Corporation and
                  President of CIGNA's Affiliated Businesses Group. He has held various positions in the federal government, including White House Fellow in
                  1965; counsel to a United States Senate Subcommittee; Deputy
                  Undersecretary of the Department of Health, Education and Welfare;
                  and Administrator of the United States Urban Mass Transportation
                  Administration. Mr. Patricelli is a Director of Curagen Corporation, the
                  Connecticut Business & Industry Association, and The Bushnell, and a
                  Trustee of Wesleyan University.
[PHOTO]           JOHN F. SWOPE
                  (63 years) 1992
JOHN SWOPE
                  Previously President and Chief Executive Officer, Public Broadcasting
                  Service, Alexandria, Virginia from 1999 to March 1, 2000. Retired in
                  1997 as of counsel to the law firm of Sheehan Phinney Bass + Green,
                  Professional Association, Manchester, New Hampshire. Previously
                  President of Chubb Life Insurance Company of America, Concord, New
                  Hampshire (retired December 1994). Mr. Swope is a Director of the
                  Public Broadcasting Service, PBS Enterprises and the New Hampshire
                  Business Committee for the Arts. He is President of The Currier Gallery
                  of Art and a Trustee of Tabor Academy.

                     BOARD COMMITTEES AND RESPONSIBILITIES

   The Board of Trustees of Northeast Utilities has Audit, Compensation, Corporate Affairs, Corporate Governance, Executive, Finance and Nuclear Committees. The Board of Trustees does not have a Nominating Committee. The Board of Trustees has adopted a written charter for each such Committee.

   The Audit Committee meets independently with the internal and independent auditors of Northeast Utilities and its subsidiaries to review the auditors' activities, procedures and recommendations. Following each meeting, the Committee reports to the full Board. The Committee recommends annually the appointment of Northeast Utilities' independent auditors for the coming year. The Audit Committee met five times in 2001. The members of the Committee are Messrs. Swope (Chair), Booth (Vice Chair), and Golden and Drs. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries. A report from the Audit Committee is included in this proxy statement.

   The Compensation Committee reviews and adjusts, as appropriate, the compensation policies of Northeast Utilities and its subsidiaries and establishes and implements an evaluation process for the Chief Executive Officer in conjunction with the Corporate Governance Committee. Following each meeting, the Committee reports to the full Board. The Compensation Committee met nine times in 2001. The members of the Committee are Messrs. Patricelli (Chair), Swope (Vice Chair), Cloud and Golden, Ms. Cleveland, and Drs. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries. A report from this Committee with respect to executive compensation is included in this proxy statement.

   The Corporate Affairs Committee reviews the policies and practices of Northeast Utilities and its subsidiaries on public issues in areas such as health, safety, environment and equal employment opportunity. Following each meeting, the Committee reports to the full Board. The Corporate Affairs Committee met twice in 2001. The members of the Committee are Ms. Cleveland (Chair), Messrs. Cloud (Vice Chair), Golden and Swope, and Dr. Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

   The Corporate Governance Committee recommends criteria for new Trustees and identifies prospective Board candidates. The Committee also evaluates the Board's performance and, in conjunction with the Compensation Committee, establishes and implements an evaluation process for the Chief Executive Officer. Following each meeting, the Committee reports to the full Board. The Corporate Governance Committee met four times in 2001. The members of the Committee are Dr. Kennan (Chair), Ms. Cleveland (Vice Chair) and Messrs. Cloud and Cordes, none of whom is an employee of Northeast Utilities or its subsidiaries.

   The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in Northeast Utilities' Declaration of Trust, during the intervals between meetings of the Board. The Executive Committee met twice in 2001. The members of the Executive Committee are Mr. Morris (Chair), Dr. Kennan (Vice Chair), Messrs. Patricelli and Swope and Dr. de Planque. Other than Mr. Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

   The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for Northeast Utilities and its subsidiaries. Following each meeting, the Committee reports to the full Board. The Finance Committee met six times in 2001. The members of the Finance Committee are Messrs. Golden (Chair), Morris (Vice Chair), Booth, Cloud, Cordes, Forsgren and Patricelli and Dr. Kennan. Other than Messrs. Forsgren and Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

   The Nuclear Committee provides the Board with an independent basis for overseeing the safety and effectiveness of the nuclear program of the Northeast Utilities system. More recently, specific attention has been given to operation of Seabrook Unit 1; decommissioning activities of Connecticut Yankee Atomic Power Station; management's attention to nuclear safety; progress in resolving issues with the Nuclear Regulatory Commission, the Institute of Nuclear Power Operations and other independent evaluations of nuclear operations; and progress in resolving employee and community concerns. Following each meeting the Committee reports to the full Board. The Nuclear Committee met ten times in 2001. The members of the Committee are Dr. de Planque (Chair), Ms. Cleveland (Vice Chair), Messrs. Cordes and Swope, and Dr. Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

   In 2001, the Board of Trustees held 19 meetings and the Board and Committees of the Board held a total of 57 meetings. All of the nominees for Trustee attended 75 percent or more of the aggregate number of meetings of the Board and the Committees of which they were members.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table provides, as of February 27, 2002, information with respect to persons who are known to Northeast Utilities to beneficially own more than five percent of the common shares of Northeast Utilities. Northeast Utilities has no other class of voting securities.

        Name and Address                 Amount and Nature of Percent of
        of Beneficial Owner              Beneficial Ownership   Class
        -------------------              -------------------- ----------
        FMR Corp........................     13,190,520 (1)      9.86%
        82 Devonshire Street
        Boston, MA 02109
        Barrow, Hanley, Mewhinney
          & Strauss, Inc................     11,952,148 (2)      8.94%
        One McKinney Plaza
        3232 McKinney Avenue, 15th Floor
        Dallas, TX 75204-2429

--------
(1) According to a Statement on Schedule 13G dated February 14, 2002, FMR Corp., through its subsidiaries Fidelity Management & Research Company, Fidelity Management Trust Company and various investment adviser and investment company subsidiaries, is the beneficial owner of 13,190,520 common shares of Northeast Utilities. According to the Schedule 13G, FMR Corp. has sole voting power for 897,880 shares and sole dispositive power for 13,190,520 shares. These shares include 93,600 shares beneficially owned by Fidelity International Limited, an independent former subsidiary of Fidelity Management & Research Company, as to which FMR Corp. does not claim beneficial ownership.
(2) According to an Amendment to Schedule 13G dated February 8, 2002, Barrow, Hanley, Mewhinney & Strauss, Inc. is the beneficial owner of 11,952,148 common shares of Northeast Utilities. According to the Schedule 13G, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power for 8,035,848 shares, shared voting power for 3,916,300 shares and sole dispositive power for 11,952,148 shares.

                     COMMON STOCK OWNERSHIP OF MANAGEMENT

   The following table provides information as of February 27, 2002, as to the beneficial ownership of the common shares of Northeast Utilities by each Trustee and nominee for Trustee, each of the five highest paid executive officers of Northeast Utilities and its subsidiaries, and all Trustees, nominees for Trustee and executive officers as a group. Unless otherwise noted, each Trustee, nominee and executive officer has sole voting and investment power with respect to the listed shares.

       Name                                Amount and Nature of Percent
       ----                                Beneficial Ownership of Class
       Richard H. Booth...................          4,750 (1)       (2)
       Cotton Mather Cleveland............         15,982 (3)       (2)
       Sanford Cloud, Jr..................         15,487 (4)       (2)
       James F. Cordes....................         10,250 (1)       (2)
       E. Gail de Planque.................         15,971 (3)       (2)
       John H. Forsgren...................        149,132 (5)       (2)
       Raymond L. Golden..................         16,710 (6)       (2)
       Cheryl W. Grise....................         78,813 (7)       (2)
       Elizabeth T. Kennan................         17,100 (3)       (2)
       Bruce D. Kenyon....................        133,710 (8)       (2)
       Michael G. Morris..................        890,925 (9)       (2)
       Robert E. Patricelli...............         22,451 (3)       (2)
       Gary D. Simon......................        114,081 (10)      (2)
       John F. Swope......................         20,101 (3)       (2)
       All Trustees and Executive Officers
          as a Group (16 persons).........      1,570,155 (11)    1.17%

--------
(1) Includes 3,750 shares that could be acquired by the beneficial owner pursuant to currently exercisable options.
(2) As of February 27, 2002, each Trustee and executive officer of Northeast Utilities beneficially owned less than one percent of the Northeast Utilities common shares outstanding.
(3) Includes 11,250 shares that could be acquired by the beneficial owner pursuant to currently exercisable options.
(4) Includes 6,250 shares that could be acquired by Mr. Cloud pursuant to currently exercisable options.
(5) Includes 141,035 shares that could be acquired by Mr. Forsgren pursuant to currently exercisable options and 5,382 restricted shares as to which Mr. Forsgren has sole voting and no dispositive power.
(6) Includes 8,750 shares that could be acquired by Mr. Golden pursuant to currently exercisable options.
(7) Includes 56,626 shares that could be acquired by Mrs. Grise pursuant to currently exercisable options, 4,844 restricted shares as to which Mrs. Grise has sole voting and no dispositive power, and 265 shares held by Mrs. Grise's husband as custodian for her children, with whom she shares voting and dispositive power.
(8) Includes 66,705 shares that could be acquired by Mr. Kenyon pursuant to currently exercisable options, 501 shares held by Mr. Kenyon under the Northeast Utilities Employee Share Purchase Plan II, as to which Mr. Kenyon has sole voting but no dispositive power, and 1,212 shares held in an ESOP as to which Mr. Kenyon has sole voting power but no dispositive power.

(9) Includes 816,258 shares that could be acquired by Mr. Morris pursuant to currently exercisable options, 1,262 shares held by Mr. Morris under the Northeast Utilities Employee Share Purchase Plan II, as to which Mr. Morris has sole voting but no dispositive power, 23,407 restricted shares as to which Mr. Morris has sole voting and no dispositive power, and 922 shares held in an ESOP as to which Mr. Morris has sole voting power but no dispositive power.
(10) Includes 108,090 shares that could be acquired by Mr. Simon pursuant to currently exercisable options, and 564 shares held in an ESOP as to which Mr. Simon has sole voting power but no dispositive power.
(11) Includes 49,158 shares that could be acquired by executive officers other than those named in the table above pursuant to currently exercisable options, and 1,371 shares held by them in an ESOP as to which they have sole voting power but no dispositive power.

                            EXECUTIVE COMPENSATION

   The following tables present the cash and non-cash compensation received by the Chief Executive Officer and the next four highest paid executive officers of Northeast Utilities, in accordance with rules of the SEC:

                          Summary Compensation Table

                                                          Long Term Compensation
                                                    ----------------------------------
                            Annual Compensation              Awards           Payouts
                         -------------------------- ------------------------ ---------
                                            Other
                                            Annual  Restricted  Securities   Long Term
                                           Compen-    Stock     Underlying   Incentive  All Other
                                            sation   Award(s)  Options/Stock  Program  Compensation
Name and                 Salary    Bonus     ($)       ($)     Appreciation   Payouts      ($)
Principal Position  Year  ($)       ($)    (Note 1)  (Note 2)   Rights (#)      ($)      (Note 3)
------------------  ---- ------- --------- -------- ---------- ------------- --------- ------------
Michael G. Morris   2001 900,000   869,805      --        --      220,000          --     27,000
 Chairman of the    2000 830,770 1,200,000      --        --      140,000          --     27,326
 Board, President   1999 783,173 1,253,300  92,243   348,611      118,352          --     23,210
 and Chief
 Executive Officer
John H. Forsgren    2001 524,423   200,000      --        --       98,000          --      5,100
 Vice Chairman,     2000 444,615   450,000      --        --       36,000          --      5,100
 Executive Vice     1999 429,904   400,000      --   122,682       32,852      87,003     12,888
 President and
 Chief Financial
 Officer
Bruce D. Kenyon     2001 515,000   150,000      --        --       34,000          --     15,450
 President--        2000 504,616   475,000      --        --       20,000          --     16,274
 Generation         1999 500,000        --      --    77,690       20,804     462,500     15,000
 Group
Cheryl W. Grise     2001 338,654   180,000      --        --       76,000          --     10,119
 President--        2000 279,616   290,000      --        --       23,000          --      8,795
 Utility Group      1999 244,712   250,000      --    73,612       19,712          --     82,247
Gary D. Simon       2001 236,539    70,000      --        --       14,000          --      7,096
 Senior Vice        2000 231,539   200,000      --        --       18,000          --      6,946
 President--        1999 226,635   200,000      --    61,333       16,424          --      4,982
 Enterprise
 Development
 and Analysis of
 Northeast
 Utilities Service
 Company

                     Option/SAR Grants in Last Fiscal Year

                                                                                        Grant Date
                                          Individual Grants                               Value
                  ----------------------------------------------------------------- -------------------
                  Number of Securities % of Total Options/
                       Underlying              SARs           Exercise                  Grant Date
                  Options/SARs Granted Granted to Employees   or Base    Expiration      Present
Name                      (#)             in Fiscal Year    Price ($/sh)    Date        Value ($)
----              -------------------- -------------------- ------------ ----------     ---------
Michael G. Morris       120,000               14.47%           21.03     2/27/2011   1,006,800 (Note 4)
                        100,000               12.06%           20.06     6/28/2011     803,000 (Note 5)
John H. Forsgren         33,000                3.98%           21.03     2/27/2011     276,870 (Note 4)
                         65,000                7.84%           20.06     6/28/2011     521,950 (Note 5)
Bruce D. Kenyon          34,000                4.10%           21.03     2/27/2011     228,745 (Note 4)
Cheryl W. Grise          26,000                3.14%           21.03     2/27/2011     218,140 (Note 4)
                         50,000                6.03%           20.06     6/28/2011     401,500 (Note 5)
Gary D. Simon            14,000                1.69%           21.03     2/27/2011     117,460 (Note 4)

             Aggregated Options/SAR Exercises In Last Fiscal Year
                         and FY-End Option/SAR Values

                                              Number of Securities
                    Shares With                    Underlying         Value of Unexercised In-the-
                  Respect to Which          Unexercised Options/SARS     Money Options/SARs at
                     SARs Were      Value    at Fiscal Year End (#)       Fiscal Year-End ($)
                     Exercised     Realized ------------------------- ----------------------------
Name                    (#)          ($)    Exercisable Unexercisable Exercisable    Unexercisable
----              ---------------- -------- ----------- ------------- -----------    -------------
Michael G. Morris          --           --    698,475      344,451     4,256,831        83,783
John H. Forsgren.      50,471      326,800    107,085      132,950       155,390        29,483
Bruce D. Kenyon..      38,253      260,312     41,772       54,268        65,323        18,670
Cheryl W. Grise..      24,490      166,654     33,724       97,904        52,402        17,690
Gary D. Simon....          --           --     73,198       50,226       170,384        61,713

Notes to Summary Compensation and Option/SAR Grants and Exercises Tables:

(1) Other annual compensation for Mr. Morris consists of 1999 relocation expense reimbursements.
(2) The aggregate restricted stock holdings by the five individuals named in the table were, at December 31, 2001, 15,263 shares with a value of $269,087. Awards shown for 1999 vested one-third on February 23, 2000, one-third on February 23, 2001, and one-third on February 23, 2002. No restricted shares were awarded to these individuals during 2001. Dividends paid on restricted stock are either paid out or reinvested into additional shares.
(3) "All Other Compensation" for 2001 consists of employer matching contributions under the Northeast Utilities Service Company 401k Plan, generally available to all eligible employees ($5,100 for each named officer) and matching contributions under the Deferred Compensation Plan for Executives (Mr. Morris--$21,900, Mrs. Grise--$5,019, Mr. Kenyon--$10,350, and Mr. Simon--$1,996). "All Other Compensation" for Mr. Simon for 2000 consists of $5,100 in 401k employer matching contributions and $1,846 in deferred compensation matching contributions, and for 1999 consists of $4,800 in 401k matching contributions and $182 in deferred compensation matching contributions.
(4) These options were granted on February 27, 2001 under the Incentive Plan. All options granted vest one-third on February 27, 2002, one-third on February 27, 2003 and one-third on February 27, 2004. Valued using the Black-Scholes option pricing model, discounted by 5.71% to reflect the risk of forfeiture, with the following assumptions: Volatility: 25.96 percent (36 months of monthly data); Risk-free rate: 5.23 percent; Dividend yield:
    0.94 percent; Exercise date: February 27, 2011.
(5) These options were granted on June 28, 2001 under the Incentive Plan. All options granted vest one-third on June 28, 2002, one-third on June 28, 2003 and one-third on June 28, 2004. Valued using the Black-Scholes option pricing model, discounted by 5.71% to reflect the risk of forfeiture, with the following assumptions: Volatility: 26.38 percent (36 months of monthly data); Risk-free rate: 5.63 percent; Dividend yield: 1.12 percent; Exercise date: June 28, 2011.

                               PENSION BENEFITS

   The tables on the following pages show the estimated annual retirement benefits payable to an executive officer of Northeast Utilities upon retirement, assuming that retirement occurs at age 65 and that the officer is at that time not only eligible for a pension benefit under the Northeast Utilities Service Company Retirement Plan (the Retirement Plan) but also eligible for either the make-whole benefit or the make-whole benefit plus the target benefit under the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the Supplemental Plan). The Supplemental Plan is a non-qualified pension plan providing supplemental retirement income to system officers. The make-whole benefit under the Supplemental Plan, available to all officers, makes up for benefits lost through application of certain tax code limitations on the benefits that may be provided under the Retirement Plan, and includes as "compensation" awards under the executive incentive plans and deferred compensation (as earned). The target benefit further supplements these benefits and is available to officers at the Senior Vice President level and higher who are selected by the Board of Trustees to participate in the target benefit and who remain in the employ of Northeast Utilities companies until at least age 60 (unless the Board of Trustees sets an earlier age).

   Mr. Forsgren and Mrs. Grise are currently eligible for a make-whole plus a target benefit. Messrs. Kenyon and Simon are eligible for the make-whole benefit but not the target benefit.

   Mr. Kenyon's Employment Agreement provides specially calculated retirement benefits, based on his previous arrangement with South Carolina Electric and Gas, which supplement his make-whole benefit under the Supplemental Plan. If Mr. Kenyon retires with at least three years of service with the Company, he will be deemed to have two extra years of service for purpose of his special retirement benefit. If after achieving three years of service he voluntarily terminates employment following a "substantial change in responsibilities resulting from a material change in the business of Northeast Utilities", he will be deemed to have an additional year of service for purpose of his special retirement benefit, and if he retires with at least three years of service with the Company, he will receive a lump sum payment of $500,000. Mr. Kenyon has met these service-related milestones.

   Mr. Morris's Employment Agreement provides that upon retirement after reaching the fifth anniversary of his employment date (or upon disability or termination without cause or following a change of control, as defined) he will be entitled to receive a special retirement benefit calculated by applying the benefit formula of the CMS Energy/Consumers Energy Company (CMS) Supplemental Executive Retirement Plan to all compensation earned from the Northeast Utilities system (the Company) and to all service rendered to the Company and CMS. If Mr. Morris retires after age 60, his special retirement benefit will be no less than that which he would have received had he been eligible for a make-whole benefit plus a target benefit under the Supplemental Plan.

   Mr. Forsgren's Employment Agreement provides for supplemental pension benefits based on crediting up to ten years additional service and providing payments equal to 25 percent of salary for up to 15 years following retirement, reduced by four percentage points for each year that his age is less than 65 years at retirement. In addition, if Mr. Forsgren retires after age 58, he will be eligible for a make-whole plus a target benefit under the Supplemental Plan based on crediting three extra years of service, unreduced for early commencement.

          ANNUAL BENEFIT FOR OFFICERS ELIGIBLE FOR MAKE-WHOLE BENEFIT

    Final Average Compensation          Years of Credited Service
    -------------------------- --------------------------------------------
                                  15       20       25       30       35
                               -------- -------- -------- -------- --------
            $ 200,000......... $ 43,605 $ 58,139 $ 72,674 $ 87,209 $101,744
              250,000.........   54,855   73,139   91,424  109,709  127,994
              300,000.........   66,105   88,139  110,174  132,209  154,244
              350,000.........   77,355  103,139  128,924  154,709  180,494
              400,000.........   88,605  118,139  147,674  177,209  206,744
              450,000.........   99,855  133,139  166,424  199,709  232,994
              500,000.........  111,105  148,139  185,174  222,209  259,244
              600,000.........  133,605  178,139  222,674  267,209  311,744
              700,000.........  156,105  208,139  260,174  312,209  364,244
              800,000.........  178,605  238,139  297,674  357,209  416,744
              900,000.........  201,105  268,139  335,174  402,209  469,244
             1,000,000........  223,605  298,139  372,674  447,209  521,744
             1,100,000........  246,105  328,139  410,174  492,209  574,244
             1,200,000........  268,605  358,139  447,674  537,209  626,744

                   ANNUAL BENEFIT FOR OFFICERS ELIGIBLE FOR
                        MAKE-WHOLE PLUS TARGET BENEFIT

    Final Average Compensation          Years of Credited Service
    -------------------------- --------------------------------------------
                                  15       20       25       30       35
                               -------- -------- -------- -------- --------
            $ 200,000......... $ 72,000 $ 96,000 $120,000 $120,000 $120,000
              250,000.........   90,000  120,000  150,000  150,000  150,000
              300,000.........  108,000  144,000  180,000  180,000  180,000
              350,000.........  126,000  168,000  210,000  210,000  210,000
              400,000.........  144,000  192,000  240,000  240,000  240,000
              450,000.........  162,000  216,000  270,000  270,000  270,000
              500,000.........  180,000  240,000  300,000  300,000  300,000
              600,000.........  216,000  288,000  360,000  360,000  360,000
              700,000.........  252,000  336,000  420,000  420,000  420,000
              800,000.........  288,000  384,000  480,000  480,000  480,000
              900,000.........  324,000  432,000  540,000  540,000  540,000
             1,000,000........  360,000  480,000  600,000  600,000  600,000
             1,100,000........  396,000  528,000  660,000  660,000  660,000
             1,200,000........  432,000  576,000  720,000  720,000  720,000

   The benefits presented in the tables above are based on a straight life annuity beginning at age 65 and do not take into account any reduction for joint and survivorship annuity payments. Final average compensation for purposes of calculating the target benefit is the highest average annual compensation of the participant during any 36 consecutive months compensation was earned. Final average compensation for purposes of calculating the make-whole benefit is the highest average annual compensation of the participant during any 60 consecutive months compensation was earned. Compensation for these benefits takes into account the annual compensation shown in the Summary Compensation Table and long term incentive compensation but does not include employer matching contributions under the 401k Plan. In the event that an officer's employment terminates because of disability, the retirement benefits shown above would be offset by the amount of any disability benefits payable to the recipient that are attributable to contributions made by Northeast Utilities and its subsidiaries under long term disability plans and policies.

   As of December 31, 2001, the executive officers named in the Summary Compensation Table had the following years of credited service for purposes of the Supplemental Plan: Mr. Kenyon--7, Mr. Forsgren--5, Mrs. Grise--21, and Mr. Simon--3. Mr. Morris had 23 years of service for purposes of his special retirement benefit. In addition, Mr. Forsgren had 10 years of service for purposes of his supplemental pension benefit and would have 25 years of service for such purpose if he were to retire at age 65.

                             TRUSTEE COMPENSATION

   During 2001, each Trustee who was not an employee of Northeast Utilities or its subsidiaries was compensated at an annual rate of $20,000 cash plus 500 common shares of Northeast Utilities, and received $1,000 for each meeting attended of the Board or its Committees. Effective January 1, 2002, the annual payment of 500 shares was increased to 1,000 shares. A non-employee Trustee who participates in a meeting of the Board or any of its Committees by conference telephone receives $675 per meeting. Also, a non-employee Trustee who is asked by either the Board of Trustees or the Chairman of the Board to perform extra services in the interest of the Northeast Utilities system may receive additional compensation of $1,000 per day plus necessary expenses. The Chairs of the Audit, the Compensation, the Corporate Affairs, the Corporate Governance, the Finance and the Nuclear Committees were compensated at an additional annual rate of $3,500. In addition to the above compensation, Dr. Kennan is paid at the annual rate of $30,000 for the extra services performed as Lead Trustee. The Chair of the Nuclear Committee receives an additional retainer at the rate of $25,000 per year.

   Under the terms of the Northeast Utilities Incentive Plan (Incentive Plan) adopted by shareholders at the 1998 Annual Meeting, each non-employee Trustee is eligible for stock-based grants. During 2001 each such Trustee was granted non-qualified options to purchase 2,500 common shares of Northeast Utilities. Receipt of shares acquired on exercise of these options may be deferred pursuant to the terms of the Northeast Utilities Deferred Compensation Plan for Executives. In February 2002 each non-employee Trustee was granted non-qualified options to purchase 2,500 common shares.

   Prior to the beginning of each calendar year, each non-employee Trustee may irrevocably elect to have all or any portion of their retainers and fees paid in the form of common shares of Northeast Utilities. Pursuant to the Northeast Utilities Deferred Compensation Plan for Trustees, each Trustee may also irrevocably elect to defer receipt of some or all cash and/or share compensation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Trustees and certain officers of Northeast Utilities and persons who beneficially own more than ten percent of the outstanding common shares of Northeast Utilities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Based on review of copies of such forms furnished to Northeast Utilities, or written representations that no Form 5 was required, Northeast Utilities believes that for the year ended December 31, 2001, all such reporting requirements were complied with in a timely manner except that Mrs. Grise and Mr. Kenyon each reported the exercise of stock appreciation rights in September, 2001 on their Form 5 for 2001 rather than on a Form 4 for September 2001.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

   Northeast Utilities has entered into an employment agreement with Mr. Morris and Northeast Utilities Service Company (NUSCO) has entered into employment agreements with each of the other named executive officers except Mr. Simon. Mr. Simon participates in the Special Severance Program for Officers of Northeast Utilities Companies. The agreements and the Special Severance Program are also binding on Northeast Utilities and on each majority-owned subsidiary of Northeast Utilities.

   Each agreement obligates the officer to perform such duties as may be directed by the NUSCO Board of Directors or the Northeast Utilities Board of Trustees, protect the Company's confidential information, and refrain, while employed by the Company and for a period of time thereafter, from competing with the Company in a specified geographic area. Each agreement provides that the officer's base salary will not be reduced below certain levels without the consent of the officer, and that the officer will participate in specified benefits under the Supplemental Executive Retirement Plan or other supplemental retirement programs (see Pension Benefits, above) and/or in certain executive incentive programs at specified incentive opportunity levels.

   Each agreement provides for a specified employment term and for automatic one-year extensions of the employment term unless at least six months' notice of non-renewal is given by either party. The employment term may also be ended by the Company for "cause", as defined, at any time (in which case no supplemental retirement benefit, if any, shall be due), or by the officer on thirty days' prior written notice for any reason. Absent "cause", the Company may remove the officer from his or her position on sixty days' prior written notice, but in the event the officer is so removed and signs a release of all claims against the Company, the officer will receive one or two years' base salary and annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock.

   Under the terms of the agreements and the Special Severance Program, upon any termination of employment following a change of control, as defined, between (a) the earlier of the date shareholders approve a change of control transaction or a change of control transaction occurs and (b) the earlier of the date, if any, on which the Board of Trustees abandons the transaction or the date two years following the change of control, if the officer signs a release of all claims against the Company, the officer will be entitled to certain payments including a multiple (not to exceed three) of annual base salary, annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock. Certain of the change of control provisions may be modified by the Board of Trustees prior to a change of control, on at least two years' notice to the affected officer(s).

   Besides the terms described above, the agreements of Messrs. Morris, Kenyon and Forsgren provide for a specified salary, cash, restricted stock and/or stock options upon employment, special incentive programs and/or special retirement benefits. See Pension Benefits, above, for further description of these provisions. The agreements of Mr. Forsgren and Mrs. Grise were supplemented during 2001 to provide for special deferred compensation of $520,000 and $500,000, respectively, vesting in even installments (adjusted to reflect investment performance) on June 28, 2002, 2003 and 2004, so long as such officer remains in the employ of Northeast Utilities Service Company, and vesting sooner in the event of a change of control of the Company or involuntary termination without cause.

   The descriptions of the various agreements set forth above are for purpose of disclosure in accordance with the proxy and other disclosure rules of the SEC and shall not be controlling on any party; the actual terms of the agreements themselves determine the rights and obligations of the parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Strategy

   The Compensation Committee of the Board of Trustees (the Committee) is the administrator of executive compensation for the executives of the Northeast Utilities system (the Company) with authority to establish and interpret the terms of the Company's executive salary and incentive programs. The goal of the Committee's executive compensation program for 2001 was to provide a competitive compensation package to enable the Company to attract and retain key executives with an eye towards the future in a more competitive environment. To help achieve this, the Committee drew upon information from a variety of sources, including compensation consultants, utility and general industry surveys, and other publicly available information, including proxy statements. The Committee further sought to align executive interests with those of Northeast Utilities' shareholders and with Company performance by continuing with the use of share-based incentives as a significant part of executives' compensation.

Base Salary

   The Committee sets the annual base salary for each executive officer except for the Chief Executive Officer (CEO), whose base salary is set by the Board of Trustees following a recommendation by the Committee pursuant to an evaluation process developed by the Committee in conjunction with the Corporate Governance Committee of the Board of Trustees. The Committee periodically adjusts officers' base salaries to reflect considerations such as changes in responsibility, market sensitivity, individual performance and internal equity. In 2001 the Committee reviewed the average salary growth of officers, as reported by several national surveys, with the goal of maintaining the current competitive salary positions. The CEO's base salary was not increased in 2001 based on the market review that supported a higher proportion of incentive compensation in the CEO's total compensation.

Annual Incentive Awards

   The Committee again implemented an Annual Incentive Program during 2001. The Annual Incentive Program was designed to calculate actual aggregate payouts based on the Company's performance against a net income goal and pre-established individual goals. Individual awards were made in cash in February 2002, except that for certain senior officers including the CEO, half of the award was made in the form of restricted NU common shares. The CEO received an award under this program of $434,903 and 23,407 restricted shares, having an aggregate value equal to 97 percent of base pay. This total amount was less than target for incentive compensation, given the Company's shortfall in the fulfillment of its net income goals.

Long-Term Incentive Grants

   Long-term stock-based incentive grants were made in February through June 2001 to each executive officer and other officers and certain key employees of the Company. The Committee targeted these awards, which were made entirely in the form of stock options, such that total incentive awards for the officer group would be at the 50th percentile of general industry. The CEO's grant was targeted at 259 percent of base salary based upon the Committee's dual goals of market competitiveness and alignment with shareholder interests. The CEO received options to purchase 120,000 shares at a price of $21.03 in February 2001 and options to purchase 100,000 shares at a price of $20.06 per share in June 2001.

Internal Revenue Service Limitation on Deductibility of Executive Compensation

   The Committee believes that its compensation program adequately responds to issues raised by the deductibility cap placed on executive salaries by Section 162(m) of the Internal Revenue Code because of the use of stock options and qualified performance-based compensation in Company incentive programs.

Respectfully submitted,

Robert E. Patricelli, Chair
John F. Swope, Vice Chair
Cotton Mather Cleveland
Sanford Cloud, Jr.
E. Gail de Planque
Raymond L. Golden
Elizabeth T. Kennan

Dated: February 25, 2002

                            SHARE PERFORMANCE CHART

   The following chart compares the cumulative total return on an investment in Northeast Utilities common shares with the cumulative total return of the S&P 500 Stock Index and the S&P Electric Companies Index over the last five fiscal years, in accordance with the rules of the SEC, assuming $100 invested on January 1, 1997 in Northeast Utilities (NU) common shares, S&P 500 Index and S&P Electric Companies Index with all dividends reinvested. Total return of NU common shares assumes reinvestment of all dividends on payment date. Values shown are as of December 31 of each year.

                                          [CHART]

                                  1997     1998      1999     2000     2001
                                  ----     ----      ----     ----     ----
NU Common                          93       126       162      195      145
S & P Electric Companies          126       146       118      203      174
S & P 500                         133       171       208      189      165

                 2. RATIFICATION OF THE SELECTION OF AUDITORS

   The firm of Deloitte & Touche LLP, independent public accountants, has been recommended by the Audit Committee to the Board of Trustees to serve as independent auditors of Northeast Utilities and its subsidiaries for 2002, and the Board of Trustees recommends that shareholders ratify the selection by the Board of Trustees of Deloitte & Touche LLP to audit the accounts of Northeast Utilities and its subsidiaries for 2002. Representatives of Deloitte & Touche LLP and Arthur Andersen LLP are expected to be present at the meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised at the meeting.

  The Board of Trustees recommends that shareholders vote FOR this proposal.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

   Prior to 2002, Arthur Andersen LLP had been the independent accounting firm that audits the financial statements of Northeast Utilities and its subsidiaries since 1977. In March 2002, following an evaluation of several auditing firms, Deloitte & Touche LLP was selected by the Board to audit the accounts of Northeast Utilities and its subsidiaries for 2002.

   Audit services performed by Arthur Andersen LLP for fiscal year 2001 consisted of an audit and report on the financial statements of Northeast Utilities and its principal subsidiaries with respect to filings with government agencies such as the Securities and Exchange Commission, the Federal Energy Regulatory Commission, and the Connecticut Department of Public Utility Control.

   The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence.

   During fiscal year 2001, Northeast Utilities retained Arthur Andersen LLP to provide services in the following categories and amounts:

    Audit fees.................................................. $1,045,000
    Financial information systems design and implementation fees          0
    All other fees:
       Audit-related fees*...................................... $  515,900
       Other fees, primarily tax consultations..................    447,100
                                                                 ----------
       Total all other fees..................................... $  963,000
                                                                 ==========

--------
   * Audit-related fees include benefit plan financial statement audits, financings-comfort letters and consents, accounting consultation, agreed-upon procedures and advisor to internal controls committee.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is responsible for oversight of the relationship of Northeast Utilities with its independent accountants on behalf of the Board of Trustees. As part of its responsibilities, the Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board, has discussed these matters and the independent accountant's independence with the independent accountants as required pursuant to generally accepted auditing standards, and has reviewed and discussed the audited financial statements of Northeast Utilities for the year ended December 31, 2001 with management. The Audit Committee is aware of the recent increased scrutiny of financial statement disclosures of publicly held companies and related disclosure guidance issued by the Securities and Exchange Commission. The Audit Committee has discussed the appropriateness and adequacy of disclosures in the financial statements with management and the independent auditors in light of this guidance. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in Northeast Utilities' Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully submitted,

John F. Swope, Chair
Richard H. Booth, Vice Chair
E. Gail de Planque
Raymond L. Golden
Elizabeth T. Kennan

Dated: February 26, 2002

                               3.  OTHER MATTERS

   The Board of Trustees knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

                                 ANNUAL REPORT

   Northeast Utilities' Annual Report to Shareholders for the year ended December 31, 2001, including financial statements, is being mailed with or prior to this proxy statement. An additional copy of the Annual Report will be mailed to any shareholder upon request.

                        COST OF SOLICITATION OF PROXIES

   The cost of soliciting proxies on behalf of the Board of Trustees will be borne by Northeast Utilities. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, by Trustees, officers or employees of Northeast Utilities or Northeast Utilities Service Company, by employees of The Bank of New York, Transfer Agent and Registrar, or by an independent company, Morrow & Co., Inc., which has been retained to assist in the solicitation of proxies from banks, brokerage firms, nominees and individual shareholders for a fee of $12,000 plus reimbursement for expenses. Arrangements will be made to reimburse brokerage firms, nominees, custodians and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial owners of common shares held as of March 15, 2002.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   To be included in the proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders, proposals by shareholders must be received no later than December 1, 2002, and must satisfy the conditions established by the SEC. Shareholder proposals submitted to be considered at the 2003 Annual Meeting without inclusion in next year's proxy materials must be received no later than February 14, 2003. If Northeast Utilities is not notified of a shareholder proposal by February 14, 2003, then proxies held by management may provide the discretion to vote against such proposal, even though such proposal is not discussed in the proxy statement. Proposals should be addressed to O. Kay Comendul, Assistant Secretary, Northeast Utilities, Post Office Box 270, Hartford, Connecticut 06141-0270.

                                          By order of the Board of Trustees,

                                          /s/ GREGORY BUTLER

                                          Gregory B. Butler
                                          Vice President, Secretary
                                          and General Counsel

                          ANNUAL REPORT ON FORM 10-K

   Northeast Utilities will provide shareholders with a copy of its 2001 Annual Report on Form 10-K to the SEC, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to:

                                O. Kay Comendul
                              Assistant Secretary
                              Northeast Utilities
                              Post Office Box 270
                       Hartford, Connecticut 06141-0270

PROXY                                                                   PROXY


                              NORTHEAST UTILITIES

            Proxy for Annual Meeting of Shareholders - May 14, 2002

The undersigned appoints MICHAEL G. MORRIS and ELIZABETH T. KENNAN, and either of them, proxies of the undersigned, with power of substitution, to act for and to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Northeast Utilities to be held on May 14, 2002, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR proposals 1 and 2.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

(Continued and to be dated and signed on the reverse side.)

                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

[ ]  (Please sign, date and return                            [X]
     this proxy in the enclosed                    Votes must be indicated
     postage prepaid envelope.)                    (x) in Black of Blue ink.

The Board of Trustees recommends a vote FOR proposals 1 and 2.

1. Election of the eleven Trustees Nominated

        FOR ALL [ ]       WITHHOLD FOR ALL [ ]       EXCEPTIONS [ ]

To vote for all nominees, mark the "FOR" box. To withhold voting for a particular nominee(s), mark the "FOR ALL EXCEPT AS MARKED" box and strike a line through the name of the nominee(s) in the list below. To withhold voting on all nominees, mark the "WITHHELD" box.

Nominees: Richard H. Booth, Cotton Mather Cleveland, Sanford Cloud, Jr., James
          F. Cordes, E. Gail de Planque, John H. Forsgren, Raymond L. Golden, Elizabeth T. Kennan, Michael G. Morris, Robert E. Patricelli and John F. Swope.

2. Ratification of Deloitte & Touche LLP as independent auditors for 2002.

        FOR               AGAINST                    ABSTAIN
        [ ]                 [ ]                        [ ]

To change your address, please mark this box.  [ ]

Signature:                            Date:
          --------------------------       ---------------